Exhibit 10.6

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is made this 31st day of December, 2003, by and between Eastman Kodak Company, a New Jersey corporation ("Kodak"), Maytag Corporation, a Delaware corporation ("Maytag"), Dixie-Narco, Inc., a Delaware corporation, and wholly-owned subsidiary of Maytag Holdings, Inc, which is a wholly-owned subsidiary of Maytag ("Dixie"), and Stitch Networks Corporation, a Delaware corporation, which is a wholly-owned subsidiary of USA Technologies, Inc. and successor in interest to e-Vend.net Corporation ("Stitch").

                                   BACKGROUND

         Kodak, Maytag, Dixie, and Stitch are parties to that certain Vending Placement, Supply and Distribution Agreement dated December 1, 2000, the First Amendment thereto dated as of December 18, 2000, and the Second Amendment thereto dated as of June 20, 2001 (collectively, "Vending Agreement";
capitalized terms used without definition herein shall have the meanings assigned to them in the Vending Agreement). Pursuant to the Vending Agreement, the parties formed a strategic alliance to market and execute a large scale, national vending program under which Stitch purchased all of its requirements of Kodak consumer cameras and film from Kodak, and distributed and sold the Kodak merchandise solely from vending machines purchased from Dixie. As more fully set forth herein, the parties desire to terminate the Vending Agreement.

                                    AGREEMENT

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Termination. Subject to the terms and conditions set forth below, the parties hereby terminate the Vending Agreement as of the date hereof. From and after the date hereof, the Vending Agreement shall have no further force or effect whatsoever and shall be null and void, other than any provisions of the Vending Agreement which survive expiration or termination pursuant to Section 34 of the Vending Agreement or pursuant to the terms of this Agreement.

         2. Kodak Payment. On the date hereof, Kodak has delivered to USA Technologies, Inc. ("USA") the sum of $736,399 (the "Kodak Payment") and Stitch hereby acknowledges that it has authorized USA to receive such sum on Stitch's behalf. The Kodak Payment consists of a cash payment by Kodak to USA in the amount of $674,649 and a credit of $61,750 representing the amount owed by Stitch to Kodak in connection with payments made by Kodak to Stitch for removal of Vending Machines. Stitch hereby represents and warrants that the Kodak Payment represents payment in full by Kodak of all of the amounts due to U.S. Bancorp Leasing & Financial by Stitch under Master Agreement dated May 22, 2001 by and between U.S. Bancorp and Stitch (the "Master Agreement") and that the


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

funds borrowed by Stitch under the Master Agreement were used by Stitch to fund the purchase from Dixie of the Vending Machines covered by the Vending Agreement. The parties agree that the payment by Kodak of the Kodak Payment is in full and final resolution of all payments due by Kodak and that no further sums are or will be owed, either under the Master Agreement, the Vending Agreement or the Termination Agreement.

         3. Maytag, Dixie and Stitch Actions.

            A. As of the date hereof, the vending machines covered by the Vending Agreement ("Vending Machines") are located at the 284 locations identified in Exhibit "A" attached hereto ("Locations"). Maytag and Dixie shall use their reasonable best efforts to remove all of the Vending Machines from the Locations within 180 days from the date hereof at their sole cost and expense and shall purchase each Vending Machine from Stitch as described in Paragraph C below. For each of those nineteen (19) Locations designated as legend type "C" in Exhibit "A" whose Customer Agreements (as defined in Paragraph E below) do not terminate within ninety (90) days of the date hereof, Stitch shall use its best efforts to negotiate at its sole cost and expense the early termination of the Customer Agreement during such ninety (90) day period. If any such Customer Agreement is


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

not so terminated by March 31, 2004, then Maytag and Dixie shall not be required to remove such Vending Machine from the Location, and in such event, Stitch shall, at its sole cost and expense, remove any such Vending Machine from the Location upon termination of the related Customer Agreement.

            B. Stitch shall be responsible for accurately informing Maytag and Dixie of the location of each Vending Machine and will work with Maytag and Dixie to the extent reasonably necessary in order to co-ordinate the removal by Maytag and Dixie of each Vending Machine from each Location. If the Vending Machine is not located at the place Stitch indicates, then Maytag and Dixie shall be reimbursed by Stitch for all of its expenses in attempting to remove the Vending Machine. If Stitch does not reimburse Dixie within thirty (30) days of notice of any such expenses, Dixie shall have no further obligation to remove any Vending Machines under this Agreement, and in such event, Stitch shall, at its sole cost and expense, remove any remaining Vending Machines from the Locations upon termination of the related Customer Agreement. Dixie's and Maytag's obligation to remove the Vending Machines in this paragraph does not begin until Stitch confirms in writing that Dixie has authority to remove the Vending Machine and provides a name and address and phone number of the vendor.


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

            C. Within 15 days after the end of each calendar month, Maytag and Dixie shall deliver to Stitch the sum of Three Hundred Dollars ($300) for each and every Vending Machine removed by Dixie and Maytag from the Locations at any time during the immediately preceding calendar month. Upon receipt of payment by Stitch for a Vending Machine, the title to the Vending Machine shall pass from Stitch to Maytag and Dixie, and Stitch shall thereafter upon request execute and deliver any and all documents required to confirm such title in Maytag or Dixie. Stitch shall not be responsible for the condition of the Vending Machines and Maytag and Dixie agree to accept the Vending Machines in their "as is" condition. Any and all product contained in the Vending Machine shall be removed by Stitch prior to removal of each Vending Machine from the Location and shall remain the property of Stitch.

            D. The amount of $123,716 currently due from Stitch to Dixie and which was incurred in connection with the purchase of Vending Machines is hereby canceled and forgiven by Maytag and Dixie and no further sums are due in connection therewith by Stitch.


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

            E. Stitch hereby represents and warrants to Kodak, Maytag and Dixie that: (i) each of Locations has entered into a placement agreement with Stitch covering the installation, maintenance and use of the Vending Machines ("Customer Agreements"); (ii) each of the Customer Agreements authorizes Stitch to remove the Vending Machine from the Locations; and (iii) except for the 38 locations designated as legend type "B" or "C" on Exhibit "A", all of these Customer Agreements automatically terminate upon the termination of the Vending Agreement.

         F. Stitch hereby agrees to indemnify Maytag, Dixie and Kodak against any claims by any person related to the removal of any Vending Machine from any Location in accordance with the terms of this Agreement, including, without limitation, any claim that such removal constitutes a breach of any Customer Agreement. Such indemnification shall include reasonable attorneys fees whether incurred in a third-party action or in an action to enforce this Agreement.

         4. Kodak Release.

            A. Kodak fully, irrevocably and forever releases and discharges each of Maytag, Dixie-Narco, and Stitch, and each of their respective present and former officers, directors, employees, representatives, affiliates, subsidiaries,


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

successors, assigns, and agents of any of them, in their individual and official capacities (collectively referred to herein as the "Kodak Released Parties"), of and from any and all claims, demands, causes of action, complaints, suits, sums of money, compensation, commissions, fees, wages, income, damages, and liabilities whatsoever, whether contingent or fixed, matured or unmatured, vested or unvested, existing or hereafter accruing, known or unknown, and whether based upon statute, federal or state law, contract, tort, common law, or any other legal or equitable theory, which Kodak ever had, now has, or may or can hereafter have, against the Kodak Released Parties for, based upon, by reason of, or arising out of the Vending Agreement; provided, however, that the foregoing release shall not apply with respect to any breaches by Maytag, Dixie-Narco, and Stitch of any of their respective representations, warranties, covenants and agreements under this Agreement or under the Vending Agreement which survive termination pursuant to the terms of this Agreement.

            B. Kodak represents and warrants to each of Maytag, Dixie-Narco, and Stitch that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action relating to any matter covered by this Section 4.


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

         5. Maytag Release.

            A. Maytag and Dixie-Narco, jointly and severally, hereby fully, irrevocably and forever releases and discharges each of Kodak and Stitch, and each of their respective present and former officers, directors, employees, representatives, affiliates, subsidiaries, successors, assigns, and agents of any of them, in their individual and official capacities (collectively referred to herein as the "Maytag Released Parties"), of and from any and all claims, demands, causes of action, complaints, suits, sums of money, compensation, commissions, fees, wages, income, damages, and liabilities whatsoever, whether contingent or fixed, matured or unmatured, vested or unvested, existing or hereafter accruing, known or unknown, and whether based upon statute, federal or state law, contract, tort, common law, or any other legal or equitable theory, which Maytag or Dixie ever had, now has, or may or can hereafter have, against the Maytag Released Parties for, based upon, by reason of, or arising out of the Vending Agreement; provided, however, that the foregoing release shall not apply with respect to any breaches by Kodak and Stitch of any of their respective representations, warranties, covenants and agreements under this Agreement or under the Vending Agreement which survive termination pursuant to the terms of this Agreement.


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

            B. Each of Maytag and Dixie-Narco represents and warrants to each of Kodak and Stitch that neither of them has sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action relating to any matter covered by this Section 5.

         6. Stitch Release.

            A. Stitch fully, irrevocably and forever releases and discharges each of Kodak, Maytag, and Dixie-Narco, and each of their respective present and former officers, directors, employees, representatives, affiliates, subsidiaries, successors, assigns, and agents of any of them, in their individual and official capacities (collectively referred to herein as the "Stitch Released Parties"), of and from any and all claims, demands, causes of action, complaints, suits, sums of money, compensation, commissions, fees, wages, income, damages, and liabilities whatsoever, whether contingent or fixed, matured or unmatured, vested or unvested, existing or hereafter accruing, known or unknown, and whether based upon statute, federal or state law, contract, tort, common law, or any other legal or equitable theory, which Stitch ever had, now has, or may or can hereafter have, against the Stitch Released Parties for, based upon, by reason of, or arising out of the Vending Agreement; provided, however, that the foregoing release shall not apply with respect to any breaches by Kodak, Maytag, and Dixie-Narco of any of their respective representations, warranties, covenants and agreements under this Agreement or under the Vending Agreement which survive termination pursuant to the terms of this Agreement.


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

            B. Stitch represents and warrants to each of Kodak, Maytag, and Dixie-Narco that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action relating to any matter covered by this Section 6.

            C. Stitch represents and warrants to each of Kodak, Maytag, and Dixie-Narco that it is the successor in interest to e-Vend.net Corporation and has full authority to enter into and perform this Agreement.

            D. During period beginning of the date hereof and ending on the Final Removal Date (as defined in paragraph E below), Stitch shall use its best efforts to continue to provide, or cause to be provided, stocking services for Kodak Merchandise with respect to each Vending Machine until such Vending Machine is removed from its Location.

            E. As of the date the last Vending Machine is removed from its Location by Stitch (the "Final Removal Date"), all unused Kodak Merchandise in Stitch's inventory as of such date may be returned to Kodak in accordance with Kodak's standard return procedures as stated in Sections 11.3 through 11.5 of the Vending Agreement. All Kodak trademark and other Kodak identification must be removed from each Vending Machine as of the date such Vending Machine is removed from its Location.


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

            F. Kodak and Stitch agree that Section 9.2 of the Vending  Agreement shall apply with respect the period beginning on the date hereof and ending on the Final Removal Date. Stitch shall continue to deliver to Kodak a Reconciliation Statement (as defined in Section 9.2 of the Vending Agreement) with respect to each month closing in such period; provided, however, that if the Final Removal Date is not the last day of a month then Stitch shall also deliver to Kodak within thirty (30) days of the Final Removal Date a Reconciliation Statement with respect to the period beginning on the first day of such month and ending on the Final Removal Date. Kodak and Stitch further agree that (i) in the event the e-Vend Purchase Price exceeds the Dealer Cost, e-Vend shall forward to Kodak with the related Reconciliation Statement a check in an amount equal to the amount by which the e-Vend Purchase Price exceeds the Dealer Cost and (ii) in the event the Dealer Cost exceeds the e-Vend Purchase Price, Kodak shall forward to e-Vend a check in an amount equal to the amount of the excess.

         7. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as expressly set forth herein. The titles and captions of the Sections of this Agreement are for the convenience of the parties only, and shall not affect, enlarge, or modify the terms and conditions of this Agreement, and shall not be considered in any manner whatsoever in the interpretation, intent, or meaning of this Agreement.


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

         8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns.

         9. Waiver, Modification, etc.. Any party to this Agreement may waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment or modification of this Agreement shall be binding unless in writing executed by the party amending or waiving such term or condition of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

         10. Notice. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:


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

                  If to Stitch:

                         Stitch Networks Corporation
                         100 Deerfield Lane, Suite 140
                         Malvern, PA 19355
                         Attn. Stephen P. Herbert,
                               President

                  If to Kodak:

                         Eastman Kodak Company
                         3003 Summit Boulevard, Suite 1100
                         Atlanta, GA 30319
                         Attn. Alex Hodges, Director of Capture Marketing

                     with a copy to:

                         Eastman Kodak Company
                         343 State Street
                         Rochester, NY 14650-0207
                         Attn. Legal Department

                  If to Maytag or Dixie-Narco:

                         Maytag Corporation Law Department
                         403 W. 4th Street North
                         Newton, Iowa 50208
                         Attn: General Counsel

         11. Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York without regard to any conflicts of law rules which would require the application of the laws of any other jurisdiction.

         12. Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the state courts of New York and the United States District Court for the Western District of New York with respect to all matters arising from this Agreement, for that limited purpose only, and each Party waives any objections to venue in such courts and agrees that process may


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

be served in the manner provided herein for giving of notices or otherwise as allowed by the applicable court; provided, however, that each Party agrees not to commence any action, suit or proceeding in state court unless the United States District Court for the Western District of New York lacks subject matter jurisdiction with respect to the dispute or otherwise is unable to hear the matter.

         13. Arbitration. Any dispute arising out of or relating to this Agreement shall be settled by arbitration before a panel of three independent and impartial arbitrators (the "Arbitration Panel") in accordance with the then current commercial arbitration rules of the American Arbitration Association ("AAA"). Each party to this Agreement who is party to such dispute shall select one member of the Arbitration Panel. If there are only two parties to such dispute, the third member of the Arbitration Panel shall be jointly selected by the other members of the Arbitration Panel. In no case shall there be any ex parte communications between any party hereto and any member of the Arbitration Panel regarding any dispute between the parties. The Arbitration Panel shall not have the authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The site of any arbitration brought


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

pursuant to this Agreement shall be at a location to be mutually agreed upon by the parties to such arbitration. All discovery activities shall be completed within 60 days after the initial meeting of the Arbitration Panel. The award of the Arbitration Panel shall be (i) final and binding upon the parties, (ii) issued within 90 days after the initial meeting of the Arbitration Panel, (iii) in writing and (iv) set forth the factual and legal bases for such award. The Arbitration Panel is to award attorneys' fees and costs of the arbitration to the prevailing party. Judgment on the award rendered by the Arbitration Panel may be entered and enforced in any court having jurisdiction thereof.

         14. Counterparts. This Agreement may be signed in two or more counterparts which counterparts shall constitute a single, integrated agreement binding upon all the signatories to such counterparts.

         15. Expenses. Except as specifically provided otherwise herein, each party hereto shall pay its own expenses arising from this Agreement and the transactions contemplated hereby, including, without limitation, all legal and accounting fees and disbursements; provided, however, that nothing herein shall limit or otherwise modify any right of the parties to recover such expenses from the other in the event any party hereto breaches this Agreement.


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

         16. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further documents and instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         17. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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

                        IN WITNESS WHEREOF, the parties hereto, have executed and delivered this Agreement the day and year above written.


                                      EASTMAN KODAK COMPANY


Attest:                                    By: /s/ Gerald Quindler
--------------------------------               ---------------------------------
                                      Name: Gerald Quindler
                                           -------------------------------------
                                      Title: VP GM WW Sales & Ops
                                            ------------------------------------


                                      MAYTAG CORPORATION


Attest:                                    By: /s/ Roger K. Scholten
--------------------------------               ---------------------------------
                                      Name: Roger K. Scholten
                                           -------------------------------------
                                      Title: Sr. VP
                                            ------------------------------------


                                      DIXIE-NARCO, INC.

Attest:                                    By: /s/ Roger K. Scholten
--------------------------------               ---------------------------------
                                      Name: Roger K. Scholten
                                           -------------------------------------
                                      Title: Asst. Secretary
                                            ------------------------------------


                                      STITCH NETWORKS CORPORATION

Attest:                                    By: /s/ Stephen P. Herbert
--------------------------------               ---------------------------------
                                      Name: Stephen P. Herbert
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------



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